Exhibit 99.1

Loar Holdings Inc. Reports Q1 2025 Record Results and Upward Revision to 2025 Outlook

May 13, 2025

WHITE PLAINS, NY., May 13, 2025 /ACCESSWIRE/ -- Loar Holdings Inc. (NYSE: LOAR) (the “Company,” “Loar,” “we,” “us” and “our”), reported record results for the first quarter of 2025.

First Quarter 2025

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Net sales of $114.7 million, up 24.8% compared to the prior year’s quarter.
•
Net income of $15.3 million, up $13.1 million compared to the prior year’s quarter.
•
Diluted earnings per share of $0.16.
•
Adjusted EBITDA of $43.1 million, up 30.6% compared to the prior year’s quarter.
•
Net income margin for the quarter improved to 13.4% compared to the prior year’s quarter net income margin of 2.4%.
•
Adjusted EBITDA Margin for the quarter improved to 37.6% compared to 36.0% for the prior year’s quarter.
•
Adjusted Earnings Per Share of $0.20.

“We began 2025 with excellent momentum from strong demand across our end-markets,” stated Dirkson Charles, Loar CEO and Executive Co-Chairman of the Board of Directors. “In the quarter, sales to our Original Equipment, Commercial Aftermarket and Defense markets were all records for any quarter in Loar’s history. In addition, Adjusted EBITDA reached a record $43.1 million, marking our 11th consecutive quarter of Adjusted EBITDA growth. This strong start and continued execution of our value drivers is setting us up well for an outstanding year.”

Loar reported net sales for the quarter of $114.7 million, an increase of $22.8 million or 24.8% over the prior year’s quarter. Organically(1) net sales increased 11.1% or $10.2 million, to $102.0 million.

Net income for the quarter increased $13.1 million to $15.3 million from a net income of $2.2 million in the comparable quarter a year ago. The increase in net income for the quarter was primarily driven by lower interest and an increase in operating income, partially offset by a higher tax provision.

Adjusted EBITDA for the quarter was $43.1 million, an increase of 30.6% or $10.1 million compared to the prior year’s quarter. Adjusted EBITDA as a percentage of net sales was 37.6%, compared to 36.0% in the first quarter of the prior year. The increase in Adjusted EBITDA as a percentage of net sales was due to the execution of our strategic value drivers and the accretive impact of increased sales of higher margin products, partially offset by higher infrastructure costs of being a public company.

(1)

Net organic sales represent net sales from our existing businesses for comparable periods and exclude net sales from acquisitions. We include net sales from new acquisitions in net organic sales from the 13th month after the acquisition on a comparative basis with the prior period.

Full Year 2025 Outlook – Revised*

“Strong demand and operational execution in the first quarter resulted in operating cash flow of $28.4 million. Operating cash flow net of capital expenditures of $1.8 million, which is less than 2% of sales, highlights the cash generation capabilities of our portfolio,” stated Glenn D’Alessandro, Loar Treasurer and CFO. “As we look to the balance of the year, we expect the current demand environment to continue and have revised our guidance upward as a result.”

•
Net sales – between $482 million and $490 million, up from between $480 million and $488 million.
•
Net income – between $59.0 million and $64.0 million, up from between $58 million and $63 million.
•
Adjusted EBITDA – between $182 million and $185 million, up from between $180 million and $184 million.
•
Diluted Earnings per share – between $0.61 and $0.66, up from between $0.60 and $0.65.
•
Net income margin – approximately 12%.
•
Adjusted Earnings Per Share – between $0.71 and $0.76 up from between $0.70 and $0.75.
•
Adjusted EBITDA Margin – approximately 37.5%.
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Interest expense – approximately $28 million.
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Market Assumptions – Full year outlook is based on the following assumptions:
o
Commercial, Business Jet, and General Aviation OEM growth of high single-digits.
o
Commercial, Business Jet, and General Aviation aftermarket growth of low double-digits.
o
Defense growth of high double-digits.

*Full Year 2025 Outlook - Revised does not include the impact of the pending LMB acquisition.

Adjusted EBITDA, Adjusted Earnings Per Share and Adjusted EBITDA Margin are non-GAAP financial measures provided in the “Full Year 2025 Outlook – Revised*” section on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Earnings Conference Call

A conference call will be held at 10:30 a.m., Eastern Time on May 13, 2025. To participate in the call telephonically please dial +1 877-407-0670 / +1 215-268-9902. International participants can find a list of toll-free numbers here. A live audio webcast will also be available at the following link as well as through the Investor section of Loar Holdings website; https://ir.loargroup.com.

The webcast will be archived and available for replay later in the day.

About Loar Holdings Inc.

Loar Holdings Inc. is a diversified manufacturer and supplier of niche aerospace and defense components that are essential for today’s aircraft and aerospace and defense systems. Loar has established relationships across leading aerospace and defense original equipment manufacturers and Tier Ones worldwide.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share. References to “EBITDA” mean earnings before interest, taxes, depreciation and amortization, references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA, and references to “Adjusted EBITDA Margin” refer to Adjusted EBITDA divided by net sales. References to "Adjusted Earnings Per Share" mean net income plus certain adjustments as set forth in the reconciliations below to derive Adjusted EBITDA from EBITDA, less the tax effect of these adjustments. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP. We present EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share because we believe they are useful indicators for evaluating operating performance. In addition, our management uses Adjusted EBITDA to review and assess the performance of the management team in connection with employee incentive programs and to prepare its annual budget and financial projections. Moreover, our management uses Adjusted EBITDA of target companies to evaluate acquisitions.

Although we use EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share as measures to assess the performance of our business and for the other purposes set forth above, the use of non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

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EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the significant interest expense, or the cash requirements necessary to service interest payments on our indebtedness.
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the cash requirements for such replacements are not reflected in EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin.
•
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share exclude the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.
•
The omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin.
•
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not include the payment of taxes, which is a necessary element of our operations.

Because of these limitations, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share should not be considered as measures of cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share in isolation and specifically by using other U.S. GAAP measures, such as net sales and operating profit, to measure our operating performance. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP, and they should not be considered as alternatives to net income or cash flow from operations determined in accordance with U.S. GAAP. Our calculations of EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Earnings Per Share may not be comparable to the calculations of similarly titled measures reported by other companies.

Future Looking Statements

This press release includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts, including those that reflect our current views with respect to, among other things, our operations and financial performance. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words or similar terms and phrases may identify forward-looking statements in this press release, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release, including, but not limited to, the statements under the heading “Full Year 2025 Outlook – Revised*” is based on management’s current expectations and are not guarantees of future performance. Our expectations and beliefs are expressed in management’s good faith, and we believe there is a reasonable basis for them, however, the forward-looking statements are subject to various known and unknown risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: the almost exclusive focus of our business on the aerospace and defense industry; our heavy reliance on certain customers for a significant portion of our sales; our ability to timely close on the LMB acquisition; the fact that we have in the past consummated acquisitions and our intention to continue to pursue acquisitions, and that our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations; and the other risks and uncertainties described in Part I, Item 1A of the Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2025, and other periodic reports filed by the Company from time to time with the SEC.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in the forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Contact

Ian McKillop

Loar Holdings Inc. Investor Relations

IR@loargroup.com

Loar Holdings Inc.

Table 1: Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands except share amounts)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$80,498	$54,066
Accounts receivable, net	71,115	63,834
Inventories	96,514	92,639
Other current assets	9,683	9,499
Income taxes receivable	301	632
Total current assets	258,111	220,670
Property, plant and equipment, net	75,548	76,605
Finance lease assets	2,102	2,171
Operating lease assets	5,842	5,584
Other long-term assets	18,547	17,389
Intangible assets, net	426,729	434,662
Goodwill	691,926	693,537
Total assets	$1,478,805	$1,450,618

Liabilities and equity
Current liabilities:
Accounts payable	$14,087	$12,086
Current portion of finance lease liabilities	243	232
Current portion of operating lease liabilities	654	603
Income taxes payable	5,281	1,984
Accrued expenses and other current liabilities	30,011	26,901
Total current liabilities	50,276	41,806
Deferred income taxes	34,073	32,892
Long-term debt, net	277,487	277,293
Finance lease liabilities	3,104	3,170
Operating lease liabilities	5,357	5,136
Other long-term liabilities	1,854	1,816
Total liabilities	372,151	362,113

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, and no shares issued or outstanding	—	—
Common stock, $0.01 par value, 485,000,000 shares authorized; 93,556,071 issued and outstanding at March 31, 2025 and December 31, 2024	936	936
Additional paid-in capital	1,111,314	1,108,225
Accumulated deficit	(5,244)	(20,560)
Accumulated other comprehensive loss	(352)	(96)
Total equity	1,106,654	1,088,505
Total liabilities and equity	$1,478,805	$1,450,618

Loar Holdings Inc.

Table 2: Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands except per common share and per common unit amounts)

	Three Months Ended March 31,
	2025	2024
Net sales	$114,659	$91,844
Cost of sales	54,953	47,411
Gross profit	59,706	44,433
Selling, general and administrative expenses	33,102	22,900
Transaction expenses	460	176
Operating income	26,144	21,357
Interest expense, net	6,459	17,734
Income before income taxes	19,685	3,623
Income tax provision	(4,369)	(1,374)
Net income	$15,316	$2,249
Net income per common share:
Basic	$0.16	n/a
Diluted	$0.16	n/a
Weighted average common shares outstanding:
Basic	93,556	n/a
Diluted	95,771	n/a

Net income per common unit - basic and diluted	n/a	$11,023.54
Weighted average common units outstanding - basic and diluted	n/a	204

Loar Holdings Inc.

Table 3: Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2025	2024
Operating Activities
Net income	$15,316	$2,249
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,899	2,678
Amortization of intangibles and other long-term assets	9,560	7,265
Amortization of debt issuance costs	231	452
Stock-based compensation	3,089	87
Deferred income taxes	669	(1,334)
Non-cash lease expense	173	151
Changes in assets and liabilities:
Accounts receivable	(7,099)	3,095
Inventories	(3,534)	(4,755)
Other assets	(973)	(3,544)
Accounts payable	1,930	1,400
Income taxes payable	3,230	2,430
Accrued expenses and other current liabilities	3,032	811
Environmental liabilities	—	(34)
Operating lease liabilities	(163)	(138)
Net cash provided by operating activities	28,360	10,813

Investing Activities
Capital expenditures	(1,847)	(2,401)
Net cash used in investing activities	(1,847)	(2,401)

Financing Activities
Payments of long-term debt	—	(1,736)
Payments of finance lease liabilities	(55)	(45)
Net cash used in financing activities	(55)	(1,781)

Effect of translation adjustments on cash and cash equivalents	(26)	32
Net increase in cash and cash equivalents	26,432	6,663

Cash and cash equivalents, beginning of period	54,066	21,489
Cash and cash equivalents, end of period	$80,498	$28,152

Supplemental information
Interest paid during the period, net of capitalized amounts	$6,476	$17,095
Income taxes paid during the period, net	$375	$240

Loar Holdings Inc.

Table 4: Reconciliation of Net income to EBITDA and Adjusted EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2025	2024
Net income	$15,316	$2,249
Adjustments:
Interest expense, net	6,459	17,734
Income tax provision	4,369	1,374
Operating income	26,144	21,357
Depreciation	2,899	2,678
Amortization	9,560	7,265
EBITDA	38,603	31,300
Adjustments:
Transaction expenses (1)	460	176
Stock-based compensation (2)	3,089	87
Acquisition and facility integration costs (3)	981	1,467
Adjusted EBITDA	$43,133	$33,030
Net sales	$114,659	$91,844
Net income margin	13.4%	2.4%
Adjusted EBITDA Margin	37.6%	36.0%

(1)
Represents third party transaction-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.
(2)
Represents the non-cash compensation expense recognized by the Company for equity awards.
(3)
Represents costs incurred to integrate acquired businesses and product lines into our operations, facility relocation costs and other acquisition-related costs.

Loar Holdings Inc.

Table 5: Sales by End-Market

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2025			2024
	OEM Net Sales	Aftermarket Net Sales	Total Net Sales	OEM Net Sales	Aftermarket Net Sales	Total Net Sales
Commercial Aerospace	$16,064	$32,403	$48,467	$16,193	$25,149	$41,342
Business Jet and General Aviation	19,423	11,435	30,858	16,207	9,407	25,614
Total Commercial	35,487	43,838	79,325	32,400	34,556	66,956
Defense	11,726	17,056	28,782	7,786	8,849	16,635
Other	2,866	3,686	6,552	4,300	3,953	8,253
Total	$50,079	$64,580	$114,659	$44,486	$47,358	$91,844

Loar Holdings Inc.

Table 6: Reconciliation of Earnings Per Share to Adjusted Earnings Per Share

(Unaudited, amounts in thousands except per share amounts)

Three Months Ended March 31,
2025
Reported earnings per share
Net income	$15,316
Denominator for basic and diluted earnings per common share:
Weighted-average common shares outstanding - basic	93,556
Effect of dilutive common shares	2,215
Weighted average common shares outstanding—diluted	95,771
Net income per common share—basic	$0.16
Net income per common share—diluted	$0.16

Adjusted Earnings Per Share
Net income	$15,316
Gross adjustments to EBITDA	4,530
Tax adjustment (1)	(523)
Adjusted net income	$19,323
Adjusted Earnings Per Share - diluted	$0.20

Diluted earnings per share to Adjusted Earnings Per Share
Net income per common share—diluted	$0.16
Adjustments to diluted earnings per share:
Transaction expenses	0.01
Stock-based compensation	0.03
Acquisition and facility integration costs	0.01
Tax adjustment (1)	(0.01)
Adjusted Earnings Per Share	$0.20
(1)
The tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate. To determine the applicable effective tax rate, transaction expenses, stock-based compensation, and acquisition and facility integration costs are excluded from adjusted net income and therefore we have excluded the impact those items have on the effective tax rate.